Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and related prospectus of Hedgepath Pharmaceuticals, Inc. dated April 4, 2018 and to the inclusion therein of our report, dated February 16, 2018, with respect to the financial statements of HedgePath Pharmaceuticals, Inc. included in its Form 10-K filed February 16, 2018 with the Securities and Exchange Commission.

/s/ CHERRY BEKAERT LLP

Tampa, Florida

April 4, 2018